Exhibit 99.1

Contact Information:

Jeffrey M. Watson	Dean Fletcher
President/Chief Executive Officer	Executive Vice President/Chief Financial Officer
Phone: (310) 606-8000	Phone: (310) 606-8000
Fax: (310) 606-8090	Fax: (310) 606-8090

MANHATTAN BANCORP ANNOUNCES INVESTMENT IN NEW CAPITAL MARKETS BUSINESS

LOS ANGELES, CA — March 9, 2009 — Manhattan Bancorp (“Company”) (OTCBB: MNHN), the holding company of Bank of Manhattan, N. A. (“Bank”), announced today that it has entered into an agreement to invest in a new capital markets business with Bodi Advisors, Inc. (“Bodi”).  Bodi, founded by Greg Jacobson, Hal Hermelee and Tad Dahlke, and a new subsidiary of Bancorp, MB Financial Services, Inc., will capitalize a new limited liability company formed to conduct business under the name “BOM Capital, LLC.”  BOM Capital will be a capital markets and advisory firm, focused on the trading, for the accounts of customers, of residential mortgage-backed securities and mortgage loans.  The business will also have the ability to expand into the origination, brokerage and sale of residential mortgage loans.  The transaction and business are subject to regulatory approval, licensing or notice requirements of various governmental agencies, including the Federal Reserve Board and the Financial Institutions Regulatory Authority.

“We are very excited for the opportunity to work with the Bodi team of industry leaders with a proven track record of success,” stated Jeffrey M. Watson, Manhattan Bancorp’s President and Chief Executive Officer. “This investment represents an opportunity to participate in a fee revenue based business that can provide solid earnings and returns for Manhattan Bancorp.”

“The firm will actively trade residential mortgage-backed securities and whole loans on behalf of its customers,” said Tad Dahlke, Senior Managing Director of the new company.  “We are also looking forward to the possibility of adding a first class mortgage origination team at an appropriate time in the future. The combination of Manhattan Bancorp’s management team, its strong balance sheet and the reduction in the number of top tier competitors in the mortgage space presents a unique opportunity for the Bank and Bodi to join forces by forming BOM Capital.” Hal Hermelee added, “We are very excited to build an integrated platform to take advantage of the opportunities that today’s market presents. Given the team of top industry professionals joining us, we have a team that will provide a solid framework and drive value for years to come.”

Manhattan Bancorp will initially own a 70% stake in BOM Capital with Bodi retaining a 30% stake.

Bank of Manhattan, which opened for business on August 15, 2007, is a full service bank headquartered in the South Bay area of Los Angeles, California. Bank of Manhattan’s primary focus is relationship banking to entrepreneurs, family-owned and closely-held middle market businesses, real estate investors and professional service firms. Additional information is available at www.BankManhattan.com.

FORWARD LOOKING STATEMENTS

Certain matters discussed in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward looking statements relate to the Company’s current expectations regarding deposit and loan growth, operating results and the strength of the local economy.  These forward looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements.  These risks and uncertainties include, but are not limited to: (1) the impact of changes in interest rates, a decline in economic conditions and increased competition among financial service providers on Bank of Manhattan’s operating results, ability to attract deposit and loan customers and the quality of Bank of Manhattan’s earning assets; (2) government regulation; and (3) the other risks set forth in the Company’s December 31, 2007 10-K/A, ITEM 1A. Risk Factors filed with the Securities and Exchange Commission.  The Company does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.